                                                                   Exhibit 10.27

                                      LEASE



                               DATED JUNE 23, 2000



                                 BY AND BETWEEN



                          MARTIN CBP ASSOCIATES, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP
                                   AS LANDLORD



                                       AND



                           CALIPER TECHNOLOGIES CORP.,
                             A DELAWARE CORPORATION
                                    AS TENANT



                      AFFECTING PREMISES COMMONLY KNOWN AS



                   625 CLYDE AVENUE, MOUNTAIN VIEW, CALIFORNIA
                              CYPRESS BUSINESS PARK

                          SUMMARY OF BASIC LEASE TERMS

          SECTION                                           TERMS
     (LEASE REFERENCE)
            A.               Lease Reference Date:   June 26, 2000
      (Introduction)

            B.               Landlord:        Martin CBP Associates, L.P.,
      (Introduction)                          a Delaware limited partnership

            C.               Tenant:          Caliper Technologies Corp.,
      (Introduction)                          a Delaware corporation

            D.               Premises:        That area consisting of approximately 28,800
     (Paragraph 1.21)                         square feet of gross leasable area, the address of
                                              which is 625 Clyde Avenue,
                                              Mountain View, California, and
                                              which is shown on Exhibit A.

            E.               Project:         The land and improvements shown on Exhibit A
     (Paragraph 1.22)                         consisting of four buildings, the aggregate gross
                                              leasable area of which is
                                              approximately 117,918 square feet
                                              and which is known as Cypress
                                              Business Park.

            F.               Building:        The building in which the Premises are located
     (Paragraph 1.7)                          containing approximately 28,800 square feet of
                                              gross leasable area.

            G.               Tenant's Share :     100% as to the Building and 24.4% as to the
     (Paragraph 1.29)                             Project

            H.               Tenant's Allocated Parking Stalls:  115 stalls.
     (Paragraph 4.5)

            I.               Scheduled Commencement Date: July 1, 2000
     (Paragraph 1.26)

            J.               Lease Term:      Ninety-six (96) calendar months (plus the partial
     (Paragraph 1.18)                         month following the Commencement Date if such date
                                              is not the first day of a month).

                             Base Monthly Rent:
            K.
      (Paragraph 3.1)

                                        PERIOD OF TERM                        AMOUNT
                                        --------------                        ------
                             Commencement Date to the first             $138,240.00
                             anniversary of the Commencement Date

                             First anniversary of the                   $143,769.60
                             Commencement Date to the second
                             anniversary of the Commencement Date

                             Second anniversary of the                  $149,520.38
                             Commencement Date to the third
                             anniversary of the Commencement Date

                             Third anniversary of the                   $155,501.20
                             Commencement Date to the fourth
                             anniversary of the Commencement Date

                             Fourth anniversary of the                  $161,721.25
                             Commencement Date to the fifth
                             anniversary of the Commencement Date

                             Fifth anniversary of the                   $168,190.10
                             Commencement Date to the sixth
                             anniversary of the Commencement Date

                             Sixth anniversary of the                   $174,917.70
                             Commencement Date to the seventh
                             anniversary of the Commencement Date

                             Seventh anniversary of the                 $181,914.41
                             Commencement Date to the eighth
                             anniversary of the Commencement Date

            L.               Prepaid Rent:    $151,433.20 (representing the first month's rent
     (Paragraph 3.3)                          of $138,240.00 and one month's estimated payment
                                              of Tenant's Share of Common Operating Expenses in
                                              the amount of $13,193.20)

            M.               Security Deposit:    $2,182,973.00
     (Paragraph 3.6)

                             Permitted Use:        General office, biotech development, research
            N.                                     and light manufacturing and assembly.
      (Paragraph 4.1)

            O.               Permitted Tenant's Alterations Limit:       $25,000.00
      (Paragraph 5.2)

            P.               Tenant's Liability Insurance Minimum:       $5,000,000.00
      (Paragraph 9.1)

            Q.               Landlord's Address:   Martin CBP Associates, L.P.
      (Paragraph 1.3)                              c/o The Martin Group
                                                   100 Bush Street, 26th Floor
                                                   San Francisco, California 94104
                                                   Facsimile:  (415) 772-5911
                                                   Attn:  Lynn Tolin

            R.               Tenant's Address:              605 Fairchild Drive
      (Paragraph 1.3)                                       Mountain View, CA 94043
                                                            Attn: VP. Operations

             S               Retained Real Estate Brokers:  Jim Beeger & Randy Scott
      (Paragraph 5.13)                                      Cornish & Carey Commercial

            T.               Lease:    This Lease includes the summary of the Basic Lease Terms,
      (Paragraph 1.17)                 the Lease, and the following exhibits:  Exhibit A (site
                                       plan of the Project containing
                                       description of the Premises), Exhibit B
                                       (INTENTIONALLY OMITTED), Exhibit C
                                       (INTENTIONALLY OMITTED), Exhibit D
                                       (Commencement Memorandum), Exhibit E
                                       (description of Private Restrictions),
                                       Exhibit F (sign criteria), Exhibit G
                                       (form of subordination agreement), and
                                       Exhibit H (Hazardous Materials
                                       Questionnaire).



        The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

                                TABLE OF CONTENTS

SUMMARY OF BASIC LEASE TERMS.................................................................  i
1.   Definitions.............................................................................  1
   1.1. General..............................................................................  1
   1.2  Additional Rent......................................................................  1
   1.3  Address for Notices..................................................................  1
   1.4  Agents...............................................................................  1
   1.5  Agreed Interest Rate.................................................................  1
   1.6  Base Monthly Rent....................................................................  1
   1.7  Building.............................................................................  1
   1.8  Commencement Date....................................................................  1
   1.9  Common Area..........................................................................  1
   1.10   Common Operating Expenses..........................................................  2
   1.11   CPI................................................................................  2
   1.12   Effective Date.....................................................................  2
   1.13   Event of Tenant's Default..........................................................  2
   1.14   Hazardous Materials................................................................  2
   1.15   Insured and Uninsured Peril........................................................  2
   1.16   Law................................................................................  2
   1.17   Lease..............................................................................  2
   1.18   Lease Term.........................................................................  2
   1.19   Lender.............................................................................  2
   1.20   Permitted Use......................................................................  2
   1.21   Premises...........................................................................  2
   1.22   Project............................................................................  2
   1.23   Private Restrictions...............................................................  3
   1.24   Real Property Taxes................................................................  3
   1.25   Scheduled Commencement Date........................................................  3
   1.26   Security Instrument................................................................  3
   1.27   Summary............................................................................  3
   1.28   Tenant's Alterations...............................................................  3
   1.29   Tenant's Share.....................................................................  3
   1.30   Trade Fixtures.....................................................................  3
2.   Demise, Construction, and Acceptance....................................................  3
   2.1  Demise of Premises...................................................................  3
   2.2  Commencement Date....................................................................  4
   2.3  Construction of Improvements.........................................................  4
   2.4  Delivery and Acceptance of Possession................................................  4
   2.5  Early Occupancy......................................................................  4
3.   Rent....................................................................................  4
   3.1  Base Monthly Rent....................................................................  4
   3.2  Adjustment to Base Monthly Rent......................................................  5
   3.3  Additional Rent......................................................................  5
   3.4  Payment of Rent......................................................................  5
   3.5  Late Charge and Interest on Rent in Default..........................................  5

   3.6  Security Deposit.....................................................................  5
4.   Use of Premises.........................................................................  7
   4.1  Limitation on Use....................................................................  7
   4.2  Compliance with Regulations..........................................................  8
   4.3  Outside Areas........................................................................  8
   4.4  Signs................................................................................  8
   4.5  Parking..............................................................................  8
   4.6  Rules and Regulations................................................................  9
5.   Trade Fixtures and Alterations..........................................................  9
   5.1  Trade Fixtures.......................................................................  9
   5.2  Tenant's Alterations.................................................................  9
   5.3  Alterations Required by Law.......................................................... 10
   5.4  Amortization of Certain Capital Improvements......................................... 10
   5.5  Mechanic's Liens..................................................................... 11
   5.6  Taxes on Tenant's Property........................................................... 11
6.   Repair and Maintenance.................................................................. 11
   6.1  Tenant's Obligation to Maintain...................................................... 11
   6.2  Landlord's Obligation to Maintain.................................................... 12
   6.3  Control of Common Area............................................................... 13
7.   Waste Disposal and Utilities............................................................ 13
   7.1  Waste Disposal....................................................................... 13
   7.2  Hazardous Materials.................................................................. 14
   7.3  Utilities............................................................................ 15
   7.4  Compliance with Governmental Regulations............................................. 15
8.   Common Operating Expenses............................................................... 16
   8.1  Tenant's Obligation to Reimburse..................................................... 16
   8.2  Common Operating Expenses Defined.................................................... 16
   8.3  Real Property Taxes Defined.......................................................... 18
9.   Insurance............................................................................... 18
   9.1  Tenant's Insurance................................................................... 18
   9.2  Landlord's Insurance................................................................. 20
   9.3  Tenant's Obligation to Reimburse..................................................... 20
   9.4  Release and Waiver of Subrogation.................................................... 20
10.  Limitation on Landlord's Liability and Indemnity........................................ 21
   10.1   Limitation on Landlord's Liability................................................. 21
   10.2   Limitation on Tenant's Recourse.................................................... 21
   10.3   Indemnification of Landlord........................................................ 21
11.  Damage to Premises...................................................................... 22
   11.1   Landlord's Duty to Restore......................................................... 22
   11.2   Landlord's Right to Terminate...................................................... 22
   11.3   Tenant's Right to Terminate........................................................ 23
   11.4   Abatement of Rent.................................................................. 23
12.  Condemnation............................................................................ 24
   12.1   Landlord's Termination Right....................................................... 24
   12.2   Tenant's Termination Right......................................................... 24
   12.3   Restoration and Abatement of Rent.................................................. 24

   12.4   Temporary Taking................................................................... 24
   12.5   Division of Condemnation Award..................................................... 24
13.  Default and Remedies.................................................................... 25
   13.1   Events of Tenant's Default......................................................... 25
   13.2   Landlord's Remedies................................................................ 26
   13.3   Waiver............................................................................. 28
   13.4   Limitation On Exercise of Rights................................................... 28
   13.5   Waiver by Tenant of Certain Remedies............................................... 28
14.  Assignment and Subletting............................................................... 28
   14.1   Transfer by Tenant................................................................. 28
   14.2   Transfer By Landlord............................................................... 32
15.  General Provisions...................................................................... 32
   15.1   Landlord's Right to Enter.......................................................... 32
   15.2   Surrender of the Premises.......................................................... 32
   15.3   Holding Over....................................................................... 33
   15.4   Subordination...................................................................... 33
   15.5   Mortgagee Protection and Attornment................................................ 34
   15.6   Estoppel Certificates and Financial Statements..................................... 34
   15.7   Reasonable Consent................................................................. 34
   15.8   Notices............................................................................ 34
   15.9   Attorneys' Fees.................................................................... 35
   15.10  Corporate Authority................................................................ 35
   15.11  Miscellaneous...................................................................... 35
   15.12  Termination by Exercise of Right................................................... 36
   15.13  Brokerage Commissions.............................................................. 36
   15.14  Force Majeure...................................................................... 36
   15.15  Entire Agreement................................................................... 36

                                      LEASE

        THIS LEASE is dated as of the lease reference date specified in Section A of the Summary and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.

        1.     Definitions.

               1.1 General. Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

               1.2 Additional Rent. The term "Additional Rent" is defined in Paragraph 3.3.

               1.3 Address for Notices. The term "Address for Notices" shall mean the addresses set forth in Sections Q and R of the Summary; provided, however, that after the Commencement Date, Tenant's Address for Notices shall be the address of the Premises.

               1.4 Agents. The term "Agents" shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant's subtenants and their respective agents, employees, contractors, and invitees.

               1.5 Agreed Interest Rate. The term "Agreed Interest Rate" shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) five percent (5%) in excess of the reference rate (or prime rate) of the Bank of America, N.T. & S.A. as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

               1.6 Base Monthly Rent. The term "Base Monthly Rent" shall mean the fixed monthly rent payable by Tenant pursuant to Paragraph 3.1 which is specified in Section K of the Summary.

               1.7 Building. The term "Building" shall mean the building in which the Premises are located which Building is identified in Section F of the Summary, the gross leasable area of which is referred to herein as the "Building Gross Leasable Area."

               1.8 Commencement Date. The term "Commencement Date" is the date the Lease Term commences, which term is defined in Paragraph 2.2.

               1.9 Common Area. The term "Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

               1.10 Common Operating Expenses. The term "Common Operating Expenses" is defined in Paragraph 8.2.

               1.11 CPI. INTENTIONALLY OMITTED

               1.12 Effective Date. The term "Effective Date" shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

               1.13 Event of Tenant's Default. The term "Event of Tenant's Default" is defined in Paragraph 13.1.

               1.14 Hazardous Materials. The terms "Hazardous Materials" and "Hazardous Materials Laws" are defined in Paragraph 7.2E.

               1.15 Insured and Uninsured Peril. The terms "Insured Peril" and "Uninsured Peril" are defined in Paragraph 1.2E.

               1.16 Law. The term "Law" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term.

               1.17 Lease. The term "Lease" shall mean the Summary and all elements of this Lease identified in Section T of the Summary, all of which are attached hereto and incorporated herein by this reference.

               1.18 Lease Term. The term "Lease Term" shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.

               1.19 Lender. The term "Lender" shall mean any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

               1.20 Permitted Use. The term "Permitted Use" shall mean the use specified in Section N of the Summary.

               1.21 Premises. The term "Premises" shall mean that building area described in Section D of the Summary that is within the Building.

               1.22 Project. The term "Project" shall mean that real property and the improvements thereon which are specified in Section E of the Summary, the aggregate gross leasable area of which is referred to herein as the "Project Gross Leasable Area."

               1.23 Private Restrictions. The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date and are approved by Tenant.

               1.24 Real Property Taxes. The term "Real Property Taxes" is defined in Paragraph 8.3.

               1.25 Scheduled Commencement Date. The term "Scheduled Commencement Date" shall mean the date specified in Section I of the Summary.

               1.26 Security Instrument. The term "Security Instrument" shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

               1.27 Summary. The term "Summary" shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

               1.28 Tenant's Alterations. The term "Tenant's Alterations" shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

               1.29 Tenant's Share. The term "Tenant's Share" with respect to the Building shall mean the percentage obtained by dividing Tenant's Gross Leasable Area by the Building Gross Leasable Area and with respect to the Project shall mean the percentage obtained by dividing Tenant's Gross Leasable Area by the Project Gross Leasable Area, each of which Tenant's Share as of the Effective Date is the percentage identified in Section G of the Summary.


               1.30 Trade Fixtures. The term "Trade Fixtures" shall mean (i) Tenant's inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

        2.     Demise, Construction, and Acceptance.

               2.1 Demise of Premises. Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant's own use in the conduct of Tenant's business together with (i) the non-exclusive right to use the number of Tenant's Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Paragraph 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations and at times which will not materially interfere with Tenant's use of the Premises. In exercising such reserved rights for maintenance purposes, should Tenant require Landlord to restrict its access to non-business hours so as to minimize interference with Tenant's use of the Premises, any additional costs incurred by Landlord in doing so shall be included in Common Operating Expenses.

               2.2 Commencement Date. The term of this Lease shall begin on the date Landlord offers to deliver possession of the Premises to Tenant in broom clean condition, free of occupancy (the "Commencement Date").

               2.3 Construction of Improvements. As of the Commencement Date, the utility systems, the loading doors, and the plumbing, electrical (excluding light bulbs, covers and ballasts), life safety, HVAC (as defined in Paragraph 4.1) and mechanical systems shall be in good working order and repair.

               2.4 Delivery and Acceptance of Possession. If Landlord is unable to deliver possession of the Premises to Tenant on the Scheduled Commencement Date for any reason whatsoever, this Lease shall not be void or voidable for a period of ninety (90) days thereafter, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Tenant shall accept possession and enter into good faith occupancy of the entire Premises and commence the operation of its business therein within ninety (90) days after the Commencement Date. Except as otherwise specifically provided in Paragraph 2.3, Tenant agrees to accept possession of the Premises in its then existing condition, "as-is", including all patent defects. Landlord makes no representation that the Premises or the Building as of the date hereof and as of the Commencement Date does or will comply with the Americans with Disabilities Act of 1990 (42 U.S.C. Sections 12101 - 12213), or any regulations promulgated thereunder (the "ADA"). Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of any work of improvement done by Landlord in such part as complete and in accordance with the terms of this Lease except for defects of which Tenant has given Landlord written notice prior to the time Tenant takes possession. At the time Landlord delivers possession of the Premises to Tenant, Landlord and Tenant shall together execute a commencement memorandum in the form attached as Exhibit D, appropriately completed. Landlord shall have no obligation to deliver possession, nor shall Tenant be entitled to take occupancy, of the Premises until such commencement memorandum has been executed, and Tenant's obligation to pay Base Monthly Rent and Additional Rent shall not be excused or delayed because of Tenant's failure to execute such commencement memorandum.

               2.5 Early Occupancy. If Tenant enters or permits its contractors to enter the Premises prior to the Commencement Date with the written permission of Landlord, it shall do so upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay rent, which shall commence on the Commencement Date.

        3.     Rent.

               3.1 Base Monthly Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary, subject to adjustment in accordance with Paragraph 3.2.

               3.2 Adjustment to Base Monthly Rent. Base Monthly Rent shall be adjusted annually in the amounts set forth in Section K of the Summary.

               3.3 Additional Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the "Additional Rent"): (i) any late charges or interest due Landlord pursuant to Paragraph 3.5; (ii) Tenant's Share of Common Operating Expenses as provided in Paragraph 8.1; (iii) Landlord's share of any Subrent received by Tenant upon certain assignments and sublettings as required by Paragraph 14.1; (iv) any legal fees and costs due Landlord pursuant to Paragraph 15.9; and (v) any other charges due Landlord pursuant to this Lease.

               3.4 Payment of Rent. Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If Section K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Paragraph 11.4 and Paragraph 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section Q of the Summary, or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

               3.5 Late Charge and Interest on Rent in Default. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within five (5) business days after the due date for such payment, then Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of such delinquent rent as liquidated damages for Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Paragraph 13.2B. If any rent remains delinquent for a period in excess of 30 days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

               3.6    Security Deposit.

               A. On the Effective Date, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the "Security Deposit"). At Tenant's option, a portion of the Security Deposit in an amount not to exceed Two Million One Thousand Fifty Eight Dollars ($2,001,058) may be in the form of an irrevocable standby letter of credit ("L-C") (in the form and on the terms satisfying Paragraph 3.6B). If Tenant fails to pay any rent due hereunder, or otherwise commits a default with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any such rent or for the payment of any other amounts expended or incurred by Landlord by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may incur thereby (and in this regard Tenant hereby waives the provisions of California Civil Code Section 1950.7(c) and any similar or successor statute providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises.) Landlord agrees to apply the cash portion of the Security Deposit before drawing on the L-C. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord shall pay the Security Deposit (and effect a transfer of any L-C) to any transferee of Landlord's interest in conformity with the provisions of California Civil Code
Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit , or so much thereof as has not theretofore been applied by Landlord, and the L-C to the extent Landlord is holding an L-C, shall be returned, without interest, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest under this Lease) within thirty (30) days after the later of
(i) the date of expiration or earlier termination of this Lease, or (ii) vacation of the Premises by Tenant if the Premises has been left in the condition specified by this Lease.

               B. If at any time Tenant elects to deposit an L-C as the Security Deposit, the L-C shall be issued by a bank reasonably acceptable to Landlord, shall be issued for a term of at least twelve (12) months, shall be unconditional, clean and irrevocable, and shall be in a form and with such content reasonably acceptable to Landlord. The L-C shall be payable on sight with the bearer's draft. The L-C shall state that it shall be payable against sight drafts presented by Landlord, accompanied by Landlord's statement that said drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the L-C. Landlord may designate any bank as Landlord's advising bank for collection purposes and any sight drafts for the collection of the L-C may be presented by the advising bank on Landlord's behalf. Tenant shall either replace the expiring L-C with an L-C in an amount equal to the original L-C or renew the expiring L-C, in any event no later than thirty (30) days prior to the expiration of the term of the L-C then in effect. If Tenant fails to deposit a replacement L-C or renew the expiring L-C, Landlord shall have the right to draw upon the expiring L-C for the full amount thereof and hold the same as the Security Deposit; provided, however, that if Tenant provides a replacement L-C that meets the requirements of this Paragraph 3.6C, then Landlord shall return to Tenant promptly in cash that amount of the L-C that had been drawn upon by Landlord. If an L-C is deposited with Landlord in lieu of a cash Security Deposit during the final lease year of the Term, the expiry date of such L-C shall be no earlier than the date which is thirty (30) days after the expiration date of the Lease Term of this Lease. If the then-existing L-C does not comply with the foregoing, Tenant shall provide a replacement L-C that does so comply no later than thirty days prior to the expiration date of the Lease Term. If Tenant fails to provide such replacement L-C, Landlord shall have the right to draw upon the expiring L-C as provided above with respect to any other expiring L-C. The fee for the maintenance of the L-C shall be at Tenant's sole cost and expense. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The L-C shall be transferable to any of the following parties: (i) any secured or unsecured lender of Landlord, (ii) any assignee, successor, transferee or other purchaser of all or any portion of the Building, or any interest in the Building, (iii) any partner, shareholder, member or other direct or indirect beneficial owner in Landlord (to the extent of their interest in the Lease), provided that such transferee agrees to be bound by the provisions of this Paragraph 3.6. Further, in the event of any sale, assignment or transfer by the Landlord of its interest in the Premises or the Lease, Landlord shall have the right to assign or transfer the L-C to its grantee, assignee or transferee; and in the event of any sale, assignment or transfer, the landlord so assigning or transferring the L-C shall have no liability to the Tenant for the return of the L-C, and Tenant shall look solely to such grantee, assignee or transferee for such return. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

               C. On the first anniversary of the Commencement Date and on each anniversary thereafter (each, a "Reduction Date"), the Security Deposit shall be reduced by One Hundred Thirty Six Thousand Four Hundred Thirty Five Dollars ($136,435) if Tenant performs all of its obligations under the Lease and no Event of Tenant's Default has occurred during the Lease Term to date; provided however in no event shall the Security Deposit be reduced to an amount less than One Million Ninety One Thousand Four Hundred Eighty Six Dollars ($1,091,486). If the Security Deposit is in the form of cash, Landlord shall pay to Tenant the excess amount of the Security Deposit within fifteen (15) days after the Reduction Date (provided that the portion of the Security Deposit that may be in the form of an L-C may not exceed Two Million One Thousand Fifty Eight Dollars ($2,001,058.00) as provided in Paragraph 3.6A). If the Security Deposit is in the form of an L-C, then Tenant may, not less than fifteen (15) days after the Reduction Date, replace the L-C with an L-C (in the form and on the terms satisfying Paragraph 3.6B) in an amount equal to the reduced amount of the Security Deposit.


        4.     Use of Premises.

               4.1 Limitation on Use. Tenant shall use the Premises solely for the Permitted Use specified in Section N of the Summary. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designated nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

               4.2 Compliance with Regulations. Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws or Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

               4.3 Outside Areas. No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

               4.4 Signs. Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord's sign criteria attached as Exhibit F, and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair.

               4.5 Parking. Tenant is allocated and shall have the non-exclusive right to use not more than the number of Tenant's Allocated Parking Stalls contained within the Project described in Section H of the Summary for its use and the use of Tenant's Agents, the location of which may be designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the business of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Landlord shall have no obligation to monitor or enforce any rules regarding the use of parking stalls in the Project.

               4.6 Rules and Regulations. Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations.

        5.     Trade Fixtures and Alterations.

               5.1 Trade Fixtures. Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant's property.

               5.2 Tenant's Alterations. Construction by Tenant of Tenant's Alterations shall be governed by the following:

                   A. Tenant shall not construct any Tenant's Alterations or otherwise alter the Premises without Landlord's prior written approval. In no event shall Tenant be permitted to construct Tenant's Alterations such that more than fifty percent (50%) of the Tenant's Gross Leasable Area would be improved by Tenant for use as a laboratory and any portion of the Premises that has been improved for such use shall be subject to the provisions of Paragraph 5.2C and Paragraph 15.2 with respect to restoration at the expiration or termination of the Lease Term. Tenant shall be entitled, without Landlord's prior approval, to make Tenant's Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant's Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in Section O of the Summary per work of improvement. In the event Landlord's approval for any Tenant's Alterations is required, then the following shall occur: (i) Tenant shall not construct any Tenant's Alterations until Landlord has approved in writing the plans and specifications therefor, and such Tenant's Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord and (ii) Tenant shall pay to Landlord on demand all costs and expenses incurred by Landlord in connection with the review of such plans and specifications. All Tenant's Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality.

                   B. Tenant shall not commence construction of any Tenant's Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

                   C. All Tenant's Alterations shall be constructed at Tenant's sole expense and remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant's Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant's Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Tenant's Alterations in question; (ii) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Tenant's Alterations at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Tenant's Alterations at the expiration of the Lease Term.

               5.3 Alterations Required by Law. Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant's particular use (as opposed to general office use or use as a public accommodation or change of use of the Premises; (ii) Tenant's application for any permit or governmental approval; or (iii) Tenant's construction or installation of any Tenant's Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord's right to reimbursement from Tenant specified in Paragraph 5.4).

               5.4 Amortization of Certain Capital Improvements. Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project; (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear; and (iv) restoration of any part of the Project that has been damaged by any peril to the extent the cost thereof is not covered by insurance proceeds actually recovered by Landlord up to a maximum amount per occurrence of ten percent (10%) of the then replacement cost of the Project. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

                   A. All costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant adequate information upon which such determination is made.

                   B. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant's Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

               5.5 Mechanic's Liens. Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord's Agents), Tenant shall bond against or discharge the same within twenty (20) days after the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

               5.6 Taxes on Tenant's Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. Within thirty (30) days following Landlord's request, Tenant shall furnish Landlord with satisfactory evidence of these payments.

        6.     Repair and Maintenance.

               6.1 Tenant's Obligation to Maintain. Except as otherwise provided in Paragraph 2.3, Paragraph 5.3, Paragraph 6.2, Paragraph 11.1, and Paragraph 12.3, Tenant shall be responsible for the following during the Lease Term:

                   A. Tenant shall keep clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises.

                   B. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

                   C. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant's Alterations Limit, then Tenant shall first obtain Landlord's written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

               6.2 Landlord's Obligation to Maintain.

                   A. Landlord shall repair, maintain and operate the Common Area and timely repair and maintain the roof, exterior and structural parts of the building(s) located on the Project including the Building so that the same are kept in good order and repair. If there is central HVAC or other building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant's Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord. Should Tenant require Landlord, in its performance of any repair and maintenance obligations under this Paragraph 6.2, to restrict its access to the Premises or Common Area to non-business hours so as to minimize interference with Tenant's use of the Premises or to perform such repairs and maintenance in an expedited manner, any additional costs incurred by Landlord in doing so shall be included in Common Operating Expenses.

                   B. Landlord shall also in a timely manner (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor, which contract shall provide for the periodic inspection and servicing of the HVAC equipment at least once every ninety (90) days during the Lease Term.

                   C. Landlord shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises, which contract provides for the periodic washing of all such windows.

               6.3 Control of Common Area. Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project following not less than one hundred twenty (120) days notice. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant's business or access to the Premises, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant's use of the Premises or access to the Premises without first obtaining Tenant's consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, as its sole option, from providing security measures for the Project.

        7.     Waste Disposal and Utilities.

               7.1 Waste Disposal. Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the

Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

               7.2 Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

                   A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents after the Effective Date.

                   B. If the presence of Hazardous Materials on the Project caused or permitted by Tenant or Tenant's Agents after the Effective Date results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its Agents harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials.

                   C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and which Landlord consents in writing may be brought onto the Premises. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

                   D. Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Paragraph 7.2A and/or Paragraph 7.2B.

                   E. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCB's, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

                   F. The obligations of Landlord and Tenant under this Paragraph 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph
7.2. In the event of any inconsistency between any other part of this Lease and this Paragraph 7.2, the terms of this Paragraph 7.2 shall control.

               7.3 Utilities. Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install a separate meter (at Tenant's expense) to measure the utility service supplied to the Premises.

               7.4 Compliance with Governmental Regulations. Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

        8.     Common Operating Expenses.

               8.1 Tenant's Obligation to Reimburse. As Additional Rent, Tenant shall pay Tenant's Share (specified in Section G of the Summary) of all Common Operating Expenses; provided, however, if the Project contains more than one building, then Tenant shall pay Tenant's Share of all Common Operating Expenses fairly allocable to the Building, including (i) all Common Operating Expenses paid with respect to the maintenance, repair, replacement and use of the Building, and (ii) a proportionate share (based on the Building Gross Leasable Area as a percentage of the Project Gross Leasable Area) of all Common Operating Expenses which relate to the Project in general are not fairly allocable to any one building that is part of the Project. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within thirty (30) days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant's Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord's fiscal year in question; (ii) during such Landlord's fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within ninety (90) days after the end of each Landlord's fiscal year, or such later date as soon thereafter as practical, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord's fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Additional Rent (or with payment to Tenant in cash if no further installments of Additional Rent are due), as the case may require, within thirty (30) days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant's Share of all Common Operating Expenses for such Landlord's fiscal year and no more. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect at Landlord's office during normal business hours Landlord's books and records as they relate to Common Operating Expenses. Such inspection must be within ninety (90) days of Tenant's receipt of Landlord's annual statement for the same, and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection.

               8.2 Common Operating Expenses Defined. The term "Common Operating Expenses" shall mean the following except as provided in Paragraph 5.3 and Paragraph 5.4:

                   A. All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project;
(ii) maintenance of the liability, fire and property damage insurance and any other insurance covering the Project carried by Landlord (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions subject to Paragraph 5.3; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; (viii) providing security (if and to the extent such security services are provided by Landlord; provided however that Landlord shall have no obligation to provide any security services or measures for the benefit of the Project); and (ix) washing of windows;

                   B. The following costs: (i) Real Property Taxes as defined in Paragraph 8.3; (ii) the amount of any "deductible" paid by Landlord with respect to damage caused by any Insured Peril; (iii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any 12 month period equal to two percent (2%) of the replacement cost of the buildings or other improvements damaged; (iv) legal, accounting and other professional service for the Project, including costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Project; and
(v) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by Paragraph 8.2A that is fairly allocable to the Project;

                   C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant's Share of Common Operating Expenses shall not exceed the monthly rate of three percent (3%) of the Base Monthly Rent.

                   D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include any of the following:
(i) payments on any loans or ground leases affecting the Project; (ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) leasing commissions; (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project; and (v) any cost incurred in complying with Hazardous Materials Laws, which subject is governed exclusively by Paragraph 7.2.; (vi) interest, principal, depreciation, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering the Building or Project; (vii) any bad debt loss, rent loss, or reserves for bad debt or rent loss; (viii) interest or penalties resulting from late payment of any Operating Expense by Landlord due solely to Landlord's negligence or willful misconduct (unless Landlord in good faith disputes a charge and subsequently loses or settles that dispute); (ix) advertising, promotional expenditures and leasing expenses primarily directed toward leasing tenant space in the Project;
(x) leasing commissions, space-planning (unless for Common Areas), attorney fees and costs, disbursements, and other expenses incurred in connection with leasing negotiations, other negotiations, or disputes with tenants, occupants, prospective tenants or other prospective occupants of the Project or associated with the enforcement of any leases; (xi) charitable or political contributions;
(xii) costs for which Landlord is fully reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else; (xiii) damage or loss resulting from any casualty which Landlord has convenanted to insure against, except to the extent of deductibles contemplated herein; and (xiv) fees paid to any affiliate or party related to Landlord to the extent such fees exceed the charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market.

               8.3 Real Property Taxes Defined. The term "Real Property Taxes" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord's business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord's interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord's business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, excise, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources. In calculating Tenant's Share of Real Property Taxes, Landlord shall assume all Real Property Taxes are to be paid in installments over the maximum permitted period.

        9.     Insurance.

               9.1 Tenant's Insurance. Tenant shall maintain insurance complying with all of the following:

                   A. Tenant shall procure, pay for and keep in full force and effect the following:

                       (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Liability Insurance Minimum specified in Section P of the Summary, which insurance shall contain a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in Paragraph 10.3;

                       (2) Fire and property damage insurance in so-called "all risk" form insuring Tenant's Trade Fixtures and Tenant's Alterations for the full actual replacement cost thereof;

                       (3) Such other insurance that is either (i) required by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses.

                   B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this Paragraph 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a "deductible" in excess of such amount as is reasonably approved by Landlord; (vii) shall contain a cross liability endorsement; and (viii) shall contain a "severability" clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Paragraph 9.1.

                   C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Paragraph 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Paragraph 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than five (5) days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Paragraph 9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Paragraph 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

               9.2 Landlord's Insurance. Landlord shall have the following obligations and options regarding insurance:

                   A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "all-risk" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than twelve (12) months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Such fire and property damage insurance (i) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and to provide such additional coverage as Landlord reasonably requires, and (ii) shall contain reasonable "deductibles" which, in the case of earthquake and flood insurance, may be up to ten percent (10%) of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant's Alterations.

                   B. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

               9.3 Tenant's Obligation to Reimburse. If Landlord's insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant's use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase within thirty (30) days following receipt of a bill from Landlord therefor.

               9.4 Release and Waiver of Subrogation. The parties hereto release each other, and their respective Agents, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by Paragraph 9.1A and Paragraph 9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of Paragraph 9.1 to the extent permitted by this Lease; and (iii) neither party shall be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by the other party from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its Agents in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

        10.    Limitation on Landlord's Liability and Indemnity.

               10.1 Limitation on Landlord's Liability. Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant's Agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting from any cause, including without limitation any: (i) failure to furnish or delay in furnishing any utilities, HVAC or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (ii) third party limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iii) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (iv) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to Paragraph 9.4, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord's willful misconduct or gross negligence.

               10.2 Limitation on Tenant's Recourse. If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives to satisfy claims against Landlord except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

               10.3 Indemnification of Landlord. Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgements arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or gross negligence of Landlord) occurring in the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its Agents, wherever the same may occur, or (iii) an Event of Tenant's Default. The provisions of this Paragraph 10.3 shall survive the expiration or sooner termination of this Lease.

        11.    Damage to Premises.

               11.1 Landlord's Duty to Restore. If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Paragraph 11.2 or by Tenant pursuant to Paragraph 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Paragraph 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 11.2 or Paragraph 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant's Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Paragraph 9.1A(2) shall be used for such purpose.

               11.2 Landlord's Right to Terminate. Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

                   A. The Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds thirty three percent (33%) of the then actual replacement cost thereof;

                   B. The Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds two percent (2%) of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this Paragraph 11.2B if Tenant agrees in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within thirty (30) days after Landlord has notified Tenant of its election to terminate this Lease;

                   C. The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six (6) times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Paragraph 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within fifteen (15) days following the date of such written notice of Landlord's election to terminate; or

                   D. The Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

                   E. As used herein, the following terms shall have the following meanings: (i) the term "Insured Peril" shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any "deductible" amount specified by such insurance) to restore the Building under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term "Uninsured Peril" shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the "deductible" for earthquake or flood insurance exceeds two percent (2%) of the replacement cost of the improvements insured, such peril shall be deemed an "Uninsured Peril".

               11.3 Tenant's Right to Terminate. If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Paragraph 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

                   A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed with two hundred seventy (270) days after the date of such damage; or

                   B. The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage and such damage renders unusable more than thirty percent (30%) of the Premises.

               11.4 Abatement of Rent. In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

        12.    Condemnation.

               12.1 Landlord's Termination Right. Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any material part of the Premises is so taken, (ii) more than ten percent (10%) of the Building Leasable Area is so taken, or (iii) more than fifty percent (50%) of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

               12.2 Tenant's Termination Right. Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) ten percent (10%) or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business, or
(ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least eighty percent (80%) of the number of spaces allocated to Tenant by Paragraph 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or restriping for compact cars where permitted by
Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

               12.3 Restoration and Abatement of Rent. If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

               12.4 Temporary Taking. If any portion of the Premises is temporarily taken for one (1) year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one (1) year or which extends beyond the natural aspiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

               12.5 Division of Condemnation Award. Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to

Tenant for the following so long as the award made to Landlord is not thereby reduced; (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs,
(iii) for loss of Tenant's goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

        13.    Default and Remedies.

               13.1 Events of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

                   A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within five (5) business days after delivery of written notice from Landlord specifying such failure to pay; or

                   B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said thirty (30) day period, or if such breach could not be reasonably cured within said thirty
(30) day period, Tenant shall have failed to commence such cure within said thirty (30) day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed but not to exceed ninety (90) days from the date of Landlord's notice; or

                   C. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

                   D. Tenant shall have abandoned the Premises or left the Premises substantially vacant; or

                   E. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Paragraph 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Paragraph 13E is contrary to any applicable Law, such provision shall be of no force or effect; or

                   F. Tenant shall have failed to deliver documents required of it pursuant to Paragraph 15.4 or Paragraph 15.6 within the time periods specified therein.

               13.2 Landlord's Remedies. If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                   A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to Perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within three (3) days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

                   B. Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers' commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

                   C. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Paragraph 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord's Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the

Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant's right to possession of the Premises.

                   D. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Paragraph 13.C, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

                   E. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the effective date. For purposes of computing damages pursuant to California Civil Code Section 1951.2,
(i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include:

                       (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discontinuing such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

                       (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise);
(iii) broker's fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises; and (vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

                   F. Nothing in this Paragraph 13.2 shall limit Landlord's right to indemnification from Tenant as provided in Paragraph 7.2 and Paragraph
10.3. Any notice given by Landlord in order to satisfy the requirements of Paragraph 13.1A or Paragraph 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

               13.3 Waiver. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

               13.4 Limitation On Exercise of Rights. At any time that an Event of Tenant's Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

               13.5 Waiver by Tenant of Certain Remedies. Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

        14.    Assignment and Subletting.

               14.1 Transfer by Tenant. The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Paragraph 14.1 as "Tenant"):

                   A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of (i) Hazardous Materials (as defined in Paragraph 7.2E of this Lease) used, stored, released, or disposed of by the potential subtenant or assignee, and/or (ii) violations of Hazardous Materials law (as defined in Paragraph 7.2E of this Lease) by the tenant or the proposed

Subtenant or Assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to Paragraph 14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Paragraph 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be preformed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

                   B. At least thirty (30) days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three (3) years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord's standard Hazardous Materials Questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (i) fifteen (15) days of receipt of such request together with the required accompanying documentation, or (ii) seven (7) days after Landlord's receipt of all information which Landlord reasonably requests within seven (7) days after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, Landlord will be deemed to have withheld consent to such Transfer. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

                   C. In the event that Tenant seeks to make any Transfer, Landlord shall have the right to terminate this Lease or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be so sublet, either (i) on the condition that the proposed transferee immediately enter into a direct lease of the Premises with Landlord (or, in the case of a partial sublease, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant's notice, or (ii) so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed transferee, Tenant's obligations under this Lease shall not be terminated until such transferee executes a new lease with Landlord, enters into possession and commences the payment of rent, and
(ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent, the Security Deposit and Tenant's Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises; provided however in no event shall the Security Deposit be reduced to an amount less than the amount equal to Base Monthly Rent (as reduced pursuant to the foregoing ratio) payable during the final lease year multiplied by six
(6). Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination. If the proposed Transfer for which Tenant requests Landlord's consent at any time during the first thirty (30) months of the Term would not result in the subleasing, individually or in the aggregate (i.e., the sublease in question, together with all prior subleases then in effect), of more than fifty percent (50%) of the Tenant's Gross Leasable Area and would not have a term that extends beyond the first thirty (30) months of the Lease Term, Landlord shall not have the right to recapture the subleased premises pursuant to this Paragraph 14.1C.

                   D. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

                       (1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

                       (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord fifty percent (50%) of all Subrent (as defined in Paragraph 14.1D(5)) received by Tenant over and above (i) the assignee's agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of Assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

                       (3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord's share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Tenant.

                       (4) Tenant's obligations under this Paragraph 14.1D shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's



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

Default. At the time Tenant makes any payment to Landlord required by this Paragraph 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

                       (5) As used in this Paragraph 14.1D, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this Paragraph 14.1D, the term "Permitted Transfer Costs" shall mean all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question.

                   E. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than fifty (50%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

                   F. Notwithstanding anything contained in Paragraph 14.1, so long as Tenant otherwise complies with the provisions of Paragraph 14.1 Tenant may enter into any of the following Transfers without first obtaining Landlord's prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to Paragraph 14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to Paragraph 14.1D:

                       (1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than fifty percent (50%);

                       (2) Tenant may assign its interest in the Lease to a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and

                       (3) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

               14.2 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.

        15.    General Provisions.

               15.1 Landlord's Right to Enter. Landlord and its Agents may enter the Premises at any reasonable time after giving at least one (1) business day prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility;
(iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, to mortgagees or, during the last six
(6) months of the Term, to tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary "for lease" signs or "for sale" signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Paragraph 15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

               15.2 Surrender of the Premises. Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for
(i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to Paragraph 7.2A or Paragraph 7.2B. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted; (ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; and (v) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant's Alterations which Tenant is required to remove pursuant to Paragraph 5.2 and repair all damage caused by such removal, (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant and (iii) with respect to any portion of the Premises that has been improved by Tenant for use as a laboratory, the Tenant's Alterations to such portion shall be removed and Tenant shall surrender such portion in a "warm shell" condition, namely, the floors shall be in a condition ready for finishing (all plumbing shall be capped and the surface shall be flush) and the Building systems and equipment servicing the Premises shall be in a condition and capacity sufficient for operation of standard office buildings. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any losses to Landlord due to lost opportunities to lease to succeeding tenants.

               15.3 Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full calendar month of the Lease Term.

               15.4 Subordination. The following provisions shall govern the relationship of this Lease to any Security Instrument:

                   A. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

                   B. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

                   C. Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and
(ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument and provisions that

Tenant's right to quiet possession of the Premises shall not be disturbed so long as no Event of Tenant's Default has occurred and is continuing and Tenant performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms. Tenant's failure to execute any such reasonable document or instrument within 10 days after written demand therefor shall constitute an Event of Tenant's Default. Tenant approves as reasonable the form of subordination agreement attached to this Lease as Exhibit G.

               15.5 Mortgagee Protection and Attornment. In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

               15.6 Estoppel Certificates and Financial Statements. At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within ten (10) days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. At any time during the Lease Term Tenant shall, upon fifteen (15) days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the twenty-four (24) month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

               15.7 Reasonable Consent. Whenever any party's approval or consent is required by this Lease before an action may be taken by the other party, such approval or consent shall not be unreasonably withheld or delayed.

               15.8 Notices. Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section Q or Section R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this Paragraph 15.8, provided, however, that any address to which notices may be sent must be a California address.

               15.9 Attorneys' Fees. In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and experts' fees as may be fixed by the court.

               15.10 Corporate Authority. If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership). Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

               15.11 Miscellaneous. Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) Tenant's Gross Leasable Area includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iii) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

               15.12 Termination by Exercise of Right. If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate thirty (30) days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This Paragraph 15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant's Default.

               15.13 Brokerage Commissions. Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate.

               15.14 Force Majeure. Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent to any other sums due hereunder.

               15.15 Entire Agreement. This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant's business, or (iii) ( the condition of any improvements, There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:             MARTIN CBP ASSOCIATES, L.P.,
                      a Delaware limited partnership

                      By:    MARTIN/CYPRESS, LLC,
                             a California limited liability company,
                             general partner

                             By:    THE MARTIN GROUP OF COMPANIES, INC.,
                                    a California corporation,
                                    managing member

                                    By:     __________________________________

                                            Its: _______________________________

TENANT:               CALIPER TECHNOLOGIES, INC.,
                      a Delaware corporation


                      By:    _________________________________________

                             Its: _____________________________


                      By:    _________________________________________

                             Its:_____________________________

                                   EXHIBIT "B"

                              IMPROVEMENT AGREEMENT

                             (INTENTIONALLY OMITTED)

                                   EXHIBIT "C"

                             APPROVED SPECIFICATIONS

                             (INTENTIONALLY OMITTED)

                                   EXHIBIT "D"

                             COMMENCEMENT MEMORANDUM

LANDLORD:             Martin CBP Associates, L.P.
TENANT:               Caliper Technologies Corp.
LEASE DATE:           June _____, 2000
PREMISES:             625 Clyde Avenue, Mountain View, California

Pursuant to Paragraph 2.4 of the referenced Lease, the "Commencement Date" is hereby established as ___________, 2000. Rent shall commence on ___________, 2000 and the lease shall terminate on _____________, 2008.

LANDLORD:             MARTIN CBP ASSOCIATES, L.P.,
                      a Delaware limited partnership

                      By:    MARTIN/CYPRESS, LLC,
                             a California limited liability company,
                             general partner

                             By:    THE MARTIN GROUP OF COMPANIES, INC.,
                                    a California corporation,
                                    managing member

                                    By:     __________________________________

                                            Its: _______________________________

TENANT:               CALIPER TECHNOLOGIES CORP.,
                      a Delaware corporation


                      By:    _________________________________________

                             Its: _____________________________


                      By:    _________________________________________

                             Its:_____________________________

                                   EXHIBIT "E"

                      DESCRIPTION OF RECORDING INFORMATION

                            FOR PRIVATE RESTRICTIONS

                                      NONE

                                   EXHIBIT "G"

                         FORM OF SUBORDINATION AGREEMENT

                                   (ATTACHED)

                                   EXHIBIT "H"

                        HAZARDOUS MATERIALS QUESTIONNAIRE

                        (10 PAGE QUESTIONNAIRE ATTACHED)